THIRD AMENDMENT
                          TO STOCKHOLDER AGREEMENT
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     THIRD AMENDMENT (The "Amendment"), dated as of November 27, 1995, to
Stockholder Agreement, dated as of June 9, 1992, as amended by the First Amendment, dated as of July 21, 1993, and the Second Amendment, dated as of July 15, 1995, to the Stockholder Agreement (the "Stockholder Agreement"),
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among CapMAC HOLDINGS INC., successor by merger with CapMAC Acquisition
Corp., a Delaware corporation (the "Company"), each of the Investors (as
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defined in the Stockholder Agreement) and Centre Reinsurance Limited, a
Bermuda corporation ("Centre Re").
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          The parties hereto hereby agree as follows:

     1.   Definitions.  Terms defined in the Stockholder Agreement shall be
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used in this Amendment with their defined meanings unless otherwise defined herein.

     2.   Amendments. (a) From and after the Effective Date (as defined in
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Section 6), the Stockholder Agreement is hereby amended by adding Centre Re as an Investor thereunder for all purposes thereof. Centre Re hereby confirms that it has reviewed the provisions of the Stockholder Agreement and agrees to be bound by all the terms and conditions of the Stockholder Agreement as if it were an Investor thereunder and a party thereto.

     (b) Schedule A to the Stockholder Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule A hereto.

     (c) Section 3 of the Stockholder Agreement is hereby amended as follows:

          (i) The following is hereby added as the first sentence of
Section 3: "For purposes of this Section 3, the term "Transfer" shall mean any transfer, sale or other disposition of shares of Common Stock, except for (i) and such Transfer pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), (ii) any such Transfer pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, (iii) any such Transfer by an Investor to any affiliate of such Investor that controls, is controlled by or is under common control with such Investor or (iv) any such Transfer by an Investor to any person or any affiliate of any person if the number of shares of Common Stock proposed to be transferred by such Investor to such person or affiliate, together with any other shares of Common Stock transferred by such Investor to such person and to affiliates of such person, does not exceed five percent of the total number of shares of Common Stock outstanding on the proposed date of such Transfer.



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               (ii) The words "permitted by Section 2(b)(iv)" in the second line of Section 3 are hereby deleted.

          (d) Section 11 is hereby amended by adding at the end thereof the following new sentence: "In addition, notwithstanding any termination pursuant to clause (i) above, the provisions of Sections 5, 6, 7, 9, 10, 11, 12, 13, 14 and 16, shall survive until the third anniversary of any termination pursuant to clause (i) above."

3.   Notices.  All notices and other communications to Centre Re pursuant
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to Section 9 of the Stockholder Agreement shall be delivered in accordance with the provisions of said Section 9 to the following address:

               Centre Reinsurance Limited
               Cumberland House
               One Victoria Street
               P.O. Box HM 1788
               Hamilton HM HX Bermuda
               Tel: 809-295-8501
               Fax: 809-295-3705

     4.   No Other Amendments.  Except as expressly amended hereby,
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the Stockholder Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

     5.   Counterparts.  This Amendment may be executed by the parties
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hereto in any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     6.   Effectiveness.  The amendments to the Stockholder Agreement set
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forth in Section 2(a) and 2(b) above (the "Centre Re Amendments") shall become effective on the latest to occur (the "Effective Date") of the date
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that the Company has executed and delivered this Amendment, received an executed counterpart of this Amendment from Centre Re and received the consent of Investors holding not less than 66.67% of the outstanding shares of Common Stock to such amendments and the date that Centre Re purchases shares of Common Stock pursuant to the Subscription Agreement dated as of November 27, 1995 (the "Subscription Agreement") between the Company and Centre Re; provided that, the Centre Re Amendments shall be terminated without further action and shall not be effective if the sale of the shares of the Company to Centre Re under the Subscription Agreement does not occur for any reason. The Amendments set forth in Section 2(c) and Section 2(d) above shall become effective on the date that the Company has executed and delivered this Amendment and received a consent to this Amendment from Investors holding not less than 66.67% of the outstanding shares of Common Stock.



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     7.   Governing Law.  This Amendment shall be governed by, and shall be
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construed and interpreted in accordance with, the laws of the State of
Delaware.


                    CapMAC HOLDINGS INC.

                    By: /s/ Ram D. Wertheim
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                    Name:  Ram D. Wertheim
                    Title: Chief Administrative Officer, Secretary
                             and General Counsel.


                    CENTRE REINSURANCE LIMITED

                    By:   /s/ David A. Brown
                          ----------------------
                    Name: David A. Brown
                    Title:    EVP